UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 21, 2005
                                                           -------------

                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)



        DELAWARE                 File No. 1-8989                 13-3286161
        --------                 ---------------                 ----------

    (State or other          (Commission File Number)          (IRS Employer
    jurisdiction of                                            Identification
     incorporation)                                                Number)


                383 Madison Avenue, New York, New York      10179
               -----------------------------------------------------
               (Address of principal executive offices)   (zip code)


       Registrant's telephone number, including area code: (212) 272-2000
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear, Stearns Securities Corp. ("BSSC"), subsidiaries of The Bear Stearns Companies Inc. (the "Company"), are the subject of an investigation by the Staff of the Securities and Exchange Commission (the "Commission") in connection with mutual fund trading activity. In connection therewith, the Company has had ongoing discussions with the Staff regarding possible resolution of this matter. The Company has been advised by the Staff that the Commission has authorized the Staff to bring an enforcement action against Bear Stearns and BSSC in connection with their role with respect to mutual fund trading. Such an action could result in, among other things, disgorgement, civil monetary penalties and/or other remedial sanctions. The Company believes it has strong defenses to the potential claims and intends to continue to engage in discussions with the Staff regarding a possible resolution of the matter.

This information shall be considered "filed" for purposes of the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE BEAR STEARNS COMPANIES INC.



                                       By: /s/ Samuel L. Molinaro Jr.
                                          ----------------------------
                                          Samuel L. Molinaro Jr.
                                          Chief Financial Officer

Dated: June 21, 2005